Exhibit 99.1

Horizon Therapeutics plc Reports Second-Quarter 2023 Financial Results

Second-Quarter 2023 Results:

— Net Sales of $945.0 Million, Representing Year-Over-Year Growth of 11%

Excluding Inflammation Medicines —

— GAAP Net Income of $127.1 Million; Adjusted EBITDA of $320.4 Million —

— TEPEZZA® (teprotumumab-trbw) Net Sales of $445.5 Million —

— KRYSTEXXA® (pegloticase injection) Net Sales of $244.3 Million —

— UPLIZNA® (inebilizumab-cdon) Net Sales of $68.1 Million —

— Cash Position of $2.5 Billion as of June 30, 2023 —

Second-Quarter and Recent Company Highlights:

— Announced Positive Topline Data from TEPEZZA Phase 4 Clinical Trial in Patients with

Chronic/Low Clinical Activity Score (CAS) Thyroid Eye Disease (TED) —

— Obtained U.S. FDA Approval for Updated TEPEZZA Indication to Specify Treatment of

TED Patients Regardless of Disease Activity or Duration —

— Announced Positive Topline Data from TEPEZZA Phase 3 Clinical Trial (OPTIC-J) in Japanese Patients —

— Received Approval for TEPEZZA in Brazil for the Treatment of TED; First Country Outside the

U.S. to Approve TEPEZZA —

— Announced Initiation of TEPEZZA Phase 3 Clinical Trial in Chronic/Low CAS TED in Japan and

Daxdilimab Phase 2 Clinical Trial in Lupus Nephritis —

— Presented New Data from Dazodalibep Phase 2 Clinical Trial in Sjögren’s Syndrome and

KRYSTEXXA MIRROR Randomized Controlled Trial at EULAR European Congress of Rheumatology —

— Continue to Expect Amgen Transaction to Close by Mid-December, Assuming the

Federal Trade Commission’s Request for a Preliminary Injunction Is Denied —

— Named One of Fortune’s 100 Best Companies to Work For® and Ranked as Top

Biotechnology/Pharmaceutical Company, Both for Third Consecutive Year —

— Ranked First in Overall Corporate Reputation by U.S. Patient Advocacy Groups —

DUBLIN – Aug. 8, 2023 – Horizon Therapeutics plc (Nasdaq: HZNP) today announced second-quarter 2023 financial results.

“We delivered strong growth in the second quarter, with double-digit year-over-year growth in our core business and mid-teens growth sequentially,” said Tim Walbert, chairman, president and chief executive officer, Horizon. “This performance was driven by exceptional 46% year-over-year KRYSTEXXA sales growth as a result of strong commercial execution and the success of our immunomodulation strategy, in addition to positive and consistent trends we are generating for TEPEZZA, which reflects the success of our expansion efforts to further penetrate the TED market and reach new prescribers. We delivered impressive 76% year-over-year UPLIZNA sales growth and see a long runway ahead as we progress our two Phase 3 programs in IgG4-RD and MG. We also announced several important clinical milestones for TEPEZZA, including strong data in low CAS and long-duration TED and data from our Phase 3 clinical trial in Japan, both of which we expect to contribute to the future growth of this medicine.”

Financial Highlights

(in millions except for per share amounts and percentages)	Q2 23	Q2 22	% Change	YTD 23	YTD 22	% Change
Net sales	$945.0	$876.4	8	$1,777.0	$1,761.7	1
Net income	127.1	61.0	108	181.8	265.2	(31)
Non-GAAP net income	280.1	253.8	10	474.4	569.6	(17)
Adjusted EBITDA	320.4	306.6	4	553.3	677.8	(18)

Earnings per share - diluted	0.54	0.26	108	0.78	1.12	(30)
Non-GAAP earnings per share - diluted	1.20	1.07	12	2.03	2.41	(16)

Second-Quarter and Year-to-Date 2023 Net Sales Results

(in millions except for percentages)	Q2 23	Q2 22	% Change	YTD 23	YTD 22	% Change
TEPEZZA®	$445.5	$479.8	(7)	$850.8	$981.3	(13)
KRYSTEXXA®	244.3	167.8	46	431.3	308.5	40
RAVICTI®	88.4	75.7	17	178.7	154.1	16
UPLIZNA®(1)	68.1	38.6	76	121.9	69.1	76
PROCYSBI®	53.1	47.7	11	103.6	97.3	7
ACTIMMUNE®	29.0	30.0	(3)	58.2	61.3	(5)
PENNSAID 2%®(2)	7.0	23.6	(70)	16.1	59.0	(72)
RAYOS®	8.0	11.1	(28)	13.0	24.6	(47)
BUPHENYL®	1.3	1.4	(10)	2.6	3.5	(25)
QUINSAIRTM	0.3	0.3	3	0.6	0.6	1
DUEXIS®	—	0.1	(100)	0.1	1.2	(91)
VIMOVO®	—	0.3	(100)	0.1	1.2	(91)

Total Net Sales(3)	$945.0	$876.4	8	$1,777.0	$1,761.7	1

(1)

Second-quarter and year-to-date 2023 UPLIZNA net sales included $15.4 million and $22.0 million, respectively, in international net sales. Second-quarter and year-to-date 2022 UPLIZNA net sales included $8.6 million and $13.8 million, respectively, in international net sales.

(2)	On May 6, 2022, Apotex Inc. initiated an at-risk launch of generic PENNSAID 2% in the United States.
(3)

Excluding the Company’s inflammation business unit (RAYOS, PENNSAID 2%, DUEXIS and VIMOVO), which was wound down at the end of 2022 due to generic competition, second-quarter year-over-year net sales growth was 11%.

Key Growth Drivers

TEPEZZA: TEPEZZA net sales in the second quarter were $446 million, representing a 10% sequential increase compared to the first quarter of 2023 and a 7% year-over-year decline compared to the second quarter of 2022. The TEPEZZA field-force expansion initiated late in 2022 continues to drive consistent and positive momentum in the business, including increases in new prescribers, patient enrollment forms and patient starts. Through the first half of 2023, as a result of the field-force expansion, the Company expanded its reach to new physician targets, which led to a 50% year-over-year increase in the number of ophthalmologists and endocrinologists prescribing TEPEZZA. In line with the Company’s expansion strategy, prescriber growth has largely come from ophthalmologists, with continued strong referral volume from endocrinologists.

In April 2023, the Company announced positive topline results from its TEPEZZA Phase 4 clinical trial in patients with low CAS and long-duration TED and received FDA approval for an update to the indication for TEPEZZA that supports its potential benefit in TED, regardless of disease activity or duration. The Company is executing on its payer strategy to educate key stakeholders and ease the access burden so all eligible patients can benefit from TEPEZZA. As a result of this process, large national and regional payers are beginning the process of updating their access requirements. To date, the Company has obtained favorable policy changes for greater than 20% of U.S. covered lives, which are expected to take effect in the second half of 2023. The Company expects these strategies and initiatives to further develop the TED market and impact net sales in 2024.

In addition, the Company made significant advancements in its global expansion strategy by announcing the positive topline results from its TEPEZZA Phase 3 clinical trial in Japanese patients, as well as the approval of TEPEZZA in Brazil for patients with TED. There are no medicines approved for the treatment of TED in Brazil or Japan, representing a significant unmet need in both markets. These accomplishments, which are expected to impact net sales beginning in 2025, are important milestones in the Company’s global expansion strategy to bring TEPEZZA to more patients worldwide.

KRYSTEXXA: KRYSTEXXA net sales in the second quarter were a record $244 million, representing a 31% sequential increase compared to the first quarter of 2023 and a 46% year-over-year increase compared to the second quarter of 2022. KRYSTEXXA net sales are now annualizing at a nearly one-billion-dollar run rate. The second-quarter results were driven by execution across all phases of the patient journey – demand generation, stakeholder education and adherence to treatment. The Company continued to see significant uptake from both its rheumatology and nephrology market segments in the quarter, with KRYSTEXXA with immunomodulation usage now at more than 70% of new patient starts. The Company’s efforts to educate physicians and key stakeholders continues to lead to strong patient growth from both new and existing prescribers across both market segments.

UPLIZNA: UPLIZNA net sales in the second quarter were a record $68 million, representing a 27% sequential increase compared to the first quarter of 2023 and a 76% year-over-year increase compared to the second quarter of 2022. Net sales in the U.S. were $53 million, an increase of 76% year-over-year, driven by strong commercial execution. The second-quarter results were driven by robust demand generation and new patient starts, increased depth among the Company’s existing prescribers and strong adherence to maintenance treatment. The Company continues to drive uptake among both patients naïve to biologics as well as patients switching from competitive biologic therapies, establishing UPLIZNA as the fastest-growing biologic in neuromyelitis optica spectrum disorder (NMOSD) year-to-date by market share. The Company expects to advance its global expansion strategy, with multiple planned international launches in 2023. The Company also continues to make progress on its two Phase 3 programs in IgG4-related disease (IgG4-RD) and myasthenia gravis (MG).

Conference Call

In light of the announced agreement to be acquired by Amgen Inc. and applicable securities laws, the Company will not be hosting a conference call to discuss its financial results. This earnings press release, investor deck and the related Quarterly Report on Form 10-Q for the quarter ended June 30, 2023 are publicly available in the Investor Relations section of the Company’s website at https://ir.horizontherapeutics.com.

About Horizon

Horizon is a global biotechnology company focused on the discovery, development and commercialization of medicines that address critical needs for people impacted by rare, autoimmune and severe inflammatory diseases. Our pipeline is purposeful: we apply scientific expertise and courage to bring clinically meaningful therapies to patients. We believe science and compassion must work together to transform lives. For more information on how we go to incredible lengths to impact lives, visit www.horizontherapeutics.com and follow us on Twitter, LinkedIn, Instagram and Facebook.

Note Regarding Use of Non-GAAP Financial Measures

Horizon provides certain non-GAAP financial measures, including EBITDA, or earnings before interest, taxes, depreciation and amortization, adjusted EBITDA, non-GAAP net income, non-GAAP diluted earnings per share, non-GAAP gross profit and gross profit ratio, non-GAAP operating expenses, non-GAAP operating income, non-GAAP tax benefit (expense) and tax rate, non-GAAP operating cash flow and certain other non-GAAP income statement line items, each of which include adjustments to GAAP figures. These non-GAAP measures are intended to provide additional information on Horizon’s performance, operations, expenses, profitability and cash flows. Adjustments to Horizon’s GAAP figures exclude, as applicable, acquisition and/or divestiture-related costs, costs associated with our pending transaction with Amgen Inc., including responding to a second request review of the transaction by the United States Federal Trade Commission (the “FTC”) and subsequent lawsuit seeking to enjoin the transaction, manufacturing facility start-up costs, restructuring and realignment costs and gain on sale of asset, as well as non-cash items such as share-based compensation, inventory step-up expense, depreciation and amortization, non-cash interest expense, goodwill and long-lived assets impairment charges, gain (loss) on equity security investments and other non-cash adjustments. Certain other special items or substantive events may also be included in the non-GAAP adjustments periodically when their magnitude is significant within the periods incurred. Horizon maintains an established non-GAAP cost policy that guides the determination of what costs will be excluded in non-GAAP measures. Horizon believes that these non-GAAP financial measures, when considered together with the GAAP figures, can enhance an overall understanding of Horizon’s financial and operating performance. The non-GAAP financial measures are included with the intent of providing investors with a more complete understanding of the Company’s historical and expected financial results and trends and to facilitate comparisons between periods and with respect to projected information. In addition, these non-GAAP financial measures are among the indicators Horizon’s management uses for planning and forecasting purposes and measuring the Company’s performance. These non-GAAP financial measures should be considered in addition to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. The non-GAAP financial measures used by the Company may be calculated differently from, and therefore may not be comparable to, non-GAAP financial measures used by other companies.

Forward-Looking Statements

This press release contains forward-looking statements, including, but not limited to, statements related to the pending transaction with Amgen Inc., development, manufacturing and commercialization plans; expected timing of clinical trials and commercial launches; expected future milestones, pipeline expansions and regulatory approvals; potential market opportunities for, and benefits of, Horizon’s medicines and medicine candidates; expected impact of commercial strategies, clinical trial results and product label updates; and business and other statements that are not historical facts. These forward-looking statements are based on Horizon’s current expectations and inherently involve significant risks and uncertainties. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of these risks and uncertainties, which include, without limitation, whether the pending transaction with Amgen Inc. will be completed in a timely manner or at all, including whether the district court grants or denies the FTC’s request for a preliminary injunction; the parties’ ability to satisfy (or willingness to waive) the conditions to the consummation of the pending transaction with Amgen Inc., including with respect to the absence of orders preventing the consummation of the transaction; the effect of the pending transaction with Amgen Inc. on Horizon’s business relationships, operating results and business generally; risks that Horizon’s actual future financial and operating results may differ from its expectations or goals; Horizon’s ability to grow net sales from existing medicines; impacts of the on-going war between Russia and Ukraine; changes in inflation, interest rates and general economic conditions; the availability of coverage and adequate reimbursement and pricing from government and third-party payers; Horizon’s ability to successfully implement its business strategies, including the risks that its medicine growth and global expansion initiatives and strategies may not be successful and that new challenges to growth may arise in the future; risks inherent in developing novel medicine candidates and existing medicines for new indications; whether additional clinical trial results or data analyses will be consistent with preliminary results, results from other trials or Horizon’s expectations; risks associated with regulatory approvals; risks in the ability to recruit, train and retain qualified personnel; competition, including generic competition; the ability to protect intellectual property and defend patents; regulatory obligations and oversight, including any changes in the legal and regulatory environment in which Horizon operates and those risks detailed from time-to-time under the caption “Risk Factors” and elsewhere in Horizon’s filings and reports with the SEC. Horizon undertakes no duty or obligation to update any forward-looking statements contained in this press release as a result of new information.

Contacts:

Investors:	U.S. Media:

Tina Ventura	Geoff Curtis
Senior Vice President,	Executive Vice President,
Chief Investor Relations Officer	Corporate Affairs & Chief Communications Officer
investor-relations@horizontherapeutics.com	media@horizontherapeutics.com

Erin Linnihan
Executive Director,	Ireland Media:
Investor Relations	Eimear Rigby
investor-relations@horizontherapeutics.com	media@horizontherapeutics.com

Horizon Therapeutics plc

Condensed Consolidated Statements of Operations (Unaudited)

(in thousands, except share and per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Net sales	$944,959	$876,411	$1,777,018	$1,761,656
Cost of goods sold	219,958	230,216	428,521	445,278

Gross profit	725,001	646,195	1,348,497	1,316,378

OPERATING EXPENSES:
Research and development (1)	150,035	103,246	284,183	206,378
Selling, general and administrative	434,125	398,221	887,479	770,955
Impairment of goodwill	—	56,171	—	56,171
Gain on sale of asset	(2,000)	—	(2,000)	—

Total operating expenses	582,160	557,638	1,169,662	1,033,504

Operating income	142,841	88,557	178,835	282,874

OTHER EXPENSE, NET:
Interest expense, net	(12,098)	(21,409)	(27,638)	(42,665)
Foreign exchange gain	326	28	417	448
Other income (expense), net	4,183	(2,389)	2,840	(3,131)

Total other expense, net	(7,589)	(23,770)	(24,381)	(45,348)

Income before expense (benefit) for income taxes	135,252	64,787	154,454	237,526
Expense (benefit) for income taxes	8,181	3,813	(27,301)	(27,709)

Net income	$127,071	$60,974	$181,755	$265,235

Net income per ordinary share - basic	$0.56	$0.27	$0.80	$1.16

Weighted average ordinary shares outstanding - basic	228,743,143	230,020,004	228,571,356	229,559,715

Net income per ordinary share - diluted	$0.54	$0.26	$0.78	$1.12

Weighted average ordinary shares outstanding - diluted	233,935,591	236,166,384	233,938,149	236,077,147

(1)

Beginning with the third quarter of 2022, the Company is separately presenting upfront, milestone, and similar payments pursuant to collaborations, licenses of third-party technologies, and asset acquisitions as “Acquired in-process research and development and milestones” expenses in the condensed consolidated statement of comprehensive income. Amounts recorded in this line item would have historically been recorded to research and development (“R&D”) expenses. The Company believes the new classification assists users of the financial statements in better understanding the payments incurred to acquired in-process research and development, or IPR&D. Prior period consolidated statements of comprehensive income have been reclassified to conform with the new classification. There were no acquired IPR&D and milestones expenses during the three and six months ended June 30, 2023 and 2022.

Horizon Therapeutics plc

Condensed Consolidated Balance Sheets (Unaudited)

(in thousands, except share data)

	As of
	June 30, 2023	December 31, 2022
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$2,464,623	$2,352,833
Restricted cash	4,791	4,755
Accounts receivable, net	717,417	676,347
Inventories, net	170,325	169,559
Prepaid expenses and other current assets	564,808	449,349

Total current assets	3,921,964	3,652,843

Property, plant and equipment, net	362,326	340,509
Developed technology and other intangible assets, net	2,486,565	2,664,777
In-process research and development	810,000	810,000
Goodwill	1,010,538	1,010,538
Deferred tax assets, net	444,306	431,814
Other long-term assets	263,042	204,135

Total assets	$9,298,741	$9,114,616

LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$85,543	$155,800
Accrued expenses and other current liabilities	496,669	457,557
Accrued trade discounts and rebates	319,469	319,780
Long-term debt—current portion	16,000	16,000

Total current liabilities	917,681	949,137

LONG-TERM LIABILITIES:
Long-term debt, net	2,541,458	2,546,837
Deferred tax liabilities, net	264,815	342,017
Other long-term liabilities	263,828	204,451

Total long-term liabilities	3,070,101	3,093,305

COMMITMENTS AND CONTINGENCIES
SHAREHOLDERS’ EQUITY:
Ordinary shares, $0.0001 nominal value; 600,000,000 shares authorized at June 30, 2023 and December 31, 2022; 229,323,393 and 227,625,913 shares issued at June 30, 2023 and December 31, 2022, respectively; and 228,939,027 and 227,241,547 shares outstanding at June 30, 2023 and December 31, 2022, respectively	23	23
Treasury stock, 384,366 ordinary shares at June 30, 2023 and December 31, 2022	(4,585)	(4,585)
Additional paid-in capital	4,522,145	4,474,199
Accumulated other comprehensive income	21,612	12,528
Retained earnings	771,764	590,009

Total shareholders’ equity	5,310,959	5,072,174

Total liabilities and shareholders’ equity	$9,298,741	$9,114,616

Horizon Therapeutics plc

Condensed Consolidated Statements of Cash Flows (Unaudited)

(in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$127,071	$60,974	$181,755	$265,235
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization expense	96,285	97,426	191,145	192,538
Equity-settled share-based compensation	60,271	45,149	118,391	92,449
Impairment of goodwill	—	56,171	—	56,171
Amortization of debt discount and deferred financing costs	1,308	2,327	2,779	3,904
Gain on sale of asset	(2,000)	—	(2,000)	—
Deferred income taxes	(4,642)	30,864	(91,952)	(3,032)
Foreign exchange and other adjustments	(5,708)	7,376	(6,143)	10,566
Changes in operating assets and liabilities:
Accounts receivable	(92,670)	11,152	(41,140)	(40,513)
Inventories	(5,833)	22,818	(766)	22,033
Prepaid expenses and other current assets	(60,191)	(38,373)	(108,816)	(71,578)
Accounts payable	7,807	(48,047)	(70,233)	(11,980)
Accrued trade discounts and rebates	9,386	(27,047)	(552)	20,232
Accrued expenses and other current liabilities	20,532	36,874	63,390	(76,901)
Other non-current assets and liabilities	9,851	(8,468)	11,931	5,863

Net cash provided by operating activities	161,467	249,196	247,789	464,987

CASH FLOWS FROM INVESTING ACTIVITIES:
Payments for acquisitions, net of cash acquired	—	—	—	(3,122)
Purchases of property, plant and equipment	(18,466)	(10,154)	(42,594)	(24,352)
Payments for long-term investments	(1,560)	(6,443)	(4,183)	(4,847)
Receipts from long-term investments	—	4,416	—	4,416
Payments related to license and collaboration agreements	—	—	(15,000)	(25,000)

Net cash used in investing activities	(20,026)	(12,181)	(61,777)	(52,905)

CASH FLOWS FROM FINANCING ACTIVITIES:
Repayment of term loans	(4,000)	(4,000)	(8,000)	(8,000)
Proceeds from the issuance of ordinary shares in conjunction with ESPP program	14,912	13,884	14,912	13,884
Proceeds from the issuance of ordinary shares in connection with stock option exercises	2,628	12,951	6,049	22,022
Payment of employee withholding taxes relating to share-based awards	(4,506)	(5,419)	(92,055)	(120,527)

Net cash provided by (used in) financing activities	9,034	17,416	(79,094)	(92,621)

Effect of foreign exchange rate changes on cash, cash equivalents and restricted cash	2,539	(4,396)	4,908	(6,317)

Net increase in cash, cash equivalents and restricted cash	153,014	250,035	111,826	313,144
Cash, cash equivalents and restricted cash, beginning of the period(1)	2,316,400	1,647,265	2,357,588	1,584,156

Cash, cash equivalents and restricted cash, end of the period(1)	$2,469,414	$1,897,300	$2,469,414	$1,897,300

(1)	Amounts include restricted cash balance in accordance with ASU No. 2016-18. Cash and cash equivalents excluding restricted cash are shown on the balance sheet.

Horizon Therapeutics plc

GAAP to Non-GAAP Reconciliations

Net Income and Earnings Per Share (Unaudited)

(in thousands, except share and per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
GAAP net income	$127,071	$60,974	$181,755	$265,235
Non-GAAP adjustments:
Acquisition/divestiture-related costs	52	1,023	733	2,612
Transaction-related costs	16,539	—	26,323	—
(Gain) loss on equity security investments	(2,437)	438	(2,789)	5,084
Restructuring and realignment costs	854	1,253	2,676	1,790
Manufacturing facility start-up costs	1,896	1,582	5,372	2,389
Amortization and step-up:
Intangible amortization expense	89,598	91,335	178,212	180,595
Inventory step-up expense	1,572	17,362	31,315	44,563
Amortization of debt discount and deferred financing costs	1,308	2,327	2,779	3,904
Impairment of goodwill	—	56,171	—	56,171
Gain on sale of asset	(2,000)	—	(2,000)	—
Share-based compensation	60,271	45,149	118,391	92,449
Depreciation	6,687	6,091	12,933	11,943

Total of pre-tax non-GAAP adjustments	174,340	222,731	373,945	401,500
Income tax effect of pre-tax non-GAAP adjustments	(21,354)	(29,919)	(81,297)	(97,131)

Total of non-GAAP adjustments	152,986	192,812	292,648	304,369

Non-GAAP net income	$280,057	$253,786	$474,403	$569,604

Non-GAAP Earnings Per Share:
Weighted average ordinary shares - Basic	228,743,143	230,020,004	228,571,356	229,559,715

Non-GAAP Earnings Per Share - Basic:
GAAP earnings per share - Basic	$0.56	$0.27	$0.80	$1.16
Non-GAAP adjustments	0.66	0.83	1.28	1.32

Non-GAAP earnings per share - Basic	$1.22	$1.10	$2.08	$2.48

Weighted average ordinary shares - Diluted
Weighted average ordinary shares - Basic	228,743,143	230,020,004	228,571,356	229,559,715
Ordinary share equivalents	5,192,448	6,146,380	5,366,793	6,517,432

Weighted average ordinary shares - Diluted	233,935,591	236,166,384	233,938,149	236,077,147

Non-GAAP Earnings Per Share - Diluted
GAAP earnings per share - Diluted	$0.54	$0.26	$0.78	$1.12
Non-GAAP adjustments	0.66	0.81	1.25	1.29

Non-GAAP earnings per share - Diluted	$1.20	$1.07	$2.03	$2.41

Horizon Therapeutics plc

GAAP to Non-GAAP Reconciliations

EBITDA and Adjusted EBITDA (Unaudited)

(in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
GAAP net income	$127,071	$60,974	$181,755	$265,235
Depreciation	6,687	6,091	12,933	11,943
Amortization and step-up:
Intangible amortization expense	89,598	91,335	178,212	180,595
Inventory step-up expense	1,572	17,362	31,315	44,563
Interest expense, net (including amortization of debt discount and deferred financing costs)	12,098	21,409	27,638	42,665
Expense (benefit) for income taxes	8,181	3,813	(27,301)	(27,709)

EBITDA	$245,207	$200,984	$404,552	$517,292

Other non-GAAP adjustments:
Share-based compensation	60,271	45,149	118,391	92,449
(Gain) loss on equity security investments	(2,437)	438	(2,789)	5,084
Impairment of goodwill	—	56,171	—	56,171
Gain on sale of asset	(2,000)	—	(2,000)	—
Acquisition/divestiture-related costs	52	1,023	733	2,612
Transaction-related costs	16,539	—	26,323	—
Manufacturing facility start-up costs	1,896	1,582	5,372	2,389
Restructuring and realignment costs	854	1,253	2,676	1,790

Total of other non-GAAP adjustments	75,175	105,616	148,706	160,495

Adjusted EBITDA	$320,382	$306,600	$553,258	$677,787

Horizon Therapeutics plc

GAAP to Non-GAAP Reconciliations

Operating Income (Unaudited)

(in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
GAAP operating income	$142,841	$88,557	$178,835	$282,874
Non-GAAP adjustments:
Acquisition/divestiture-related costs	52	1,023	733	2,612
Transaction-related costs	16,539	—	26,323	—
Restructuring and realignment costs	854	1,253	2,676	1,790
Manufacturing facility start-up costs	1,896	1,582	5,372	2,389
Amortization and step-up:
Intangible amortization expense	89,598	91,335	178,212	180,595
Inventory step-up expense	1,572	17,362	31,315	44,563
Impairment of goodwill	—	56,171	—	56,171
Gain on sale of asset	(2,000)	—	(2,000)	—
Share-based compensation	60,271	45,149	118,391	92,449
Depreciation	6,687	6,091	12,933	11,943

Total of non-GAAP adjustments	175,469	219,966	373,955	392,512

Non-GAAP operating income	$318,310	$308,523	$552,790	$675,386

Foreign exchange gain	326	28	417	448
Other income (expense), net	1,746	(1,951)	51	1,953

Adjusted EBITDA	$320,382	$306,600	$553,258	$677,787

Horizon Therapeutics plc

GAAP to Non-GAAP Reconciliations

Gross Profit and Operating Cash Flow (Unaudited)

(in thousands, except percentages)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Non-GAAP Gross Profit:
GAAP gross profit	$725,001	$646,195	$1,348,497	$1,316,378
Non-GAAP gross profit adjustments:
Acquisition/divestiture-related costs	52	(119)	20	(1,423)
Intangible amortization expense	89,259	90,439	177,537	179,164
Inventory step-up expense	1,572	17,362	31,315	44,563
Share-based compensation	3,141	2,294	5,803	4,471
Depreciation	130	55	178	111

Total of Non-GAAP adjustments	94,154	110,031	214,853	226,886

Non-GAAP gross profit	$819,155	$756,226	$1,563,350	$1,543,264

GAAP gross profit %	76.7%	73.7%	75.9%	74.7%
Non-GAAP gross profit %	86.7%	86.3%	88.0%	87.6%

GAAP cash provided by operating activities	$161,467	$249,196	$247,789	$464,987
Cash payments for acquisition/divestiture-related costs	11	748	51	5,196
Cash payments for restructuring and realignment costs	931	570	5,572	1,144
Cash payments for manufacturing facility start-up costs	2,116	895	5,910	2,663
Cash payments for transaction-related costs	14,074	—	20,668	—

Non-GAAP operating cash flow	$178,599	$251,409	$279,990	$473,990

Horizon Therapeutics plc

GAAP to Non-GAAP Tax Rate Reconciliation (Unaudited)

(in millions, except percentages and per share amounts)

	Q2 2023
	Pre-tax Net Income	Income Tax Expense	Tax Rate	Net Income	Diluted Earnings Per Share
As reported - GAAP	$135.3	$8.2	6.0%	$127.1	$0.54
Non-GAAP adjustments	174.3	21.4		153.0

Non-GAAP	$309.6	$29.5	9.5%	$280.1	$1.20

	Q2 2022
	Pre-tax Net Income	Income Tax Expense	Tax Rate	Net Income	Diluted Earnings Per Share
As reported - GAAP	$64.8	$3.8	5.9%	$61.0	$0.26
Non-GAAP adjustments	222.7	29.9		192.8

Non-GAAP	$287.5	$33.7	11.7%	$253.8	$1.07

	YTD 2023
	Pre-tax Net Income	Income Tax (Benefit) Expense	Tax Rate	Net Income	Diluted Earnings Per Share
As reported - GAAP	$154.5	$(27.3)	(17.7)%	$181.8	$0.78
Non-GAAP adjustments	373.9	81.3		292.6

Non-GAAP	$528.4	$54.0	10.2%	$474.4	$2.03

	YTD 2022
	Pre-tax Net Income	Income Tax (Benefit) Expense	Tax Rate	Net Income	Diluted Earnings Per Share
As reported - GAAP	$237.5	$(27.7)	(11.7)%	$265.2	$1.12
Non-GAAP adjustments	401.5	97.1		304.4

Non-GAAP	$639.0	$69.4	10.9%	$569.6	$2.41

Horizon Therapeutics plc

Certain Income Statement Line Items - Non-GAAP Adjusted

For the Three Months Ended June 30, 2023 (Unaudited)

(in thousands)

	Cost of Goods	Research &	Selling, General	Gain on sale	Interest	Other Income	Income Tax
	Sold	Development	& Administrative	of asset	Expense, net	(Expense), net	Expense
GAAP as reported	$(219,958)	$(150,035)	$(434,125)	$2,000	$(12,098)	$4,183	$(8,181)
Non-GAAP Adjustments:
Acquisition/divestiture-related costs(1)	52	—	—	—	—	—	—
Transaction-related costs(2)	—	—	16,539	—	—	—	—
Gain on equity security investments(3)	—	—	—	—	—	(2,437)	—
Restructuring and realignment costs(4)	—	253	601	—	—	—	—
Manufacturing facility start-up costs(5)	—	—	1,896	—	—	—	—
Amortization and step-up:
Intangible amortization expense(6)	89,259	—	339	—	—	—	—
Inventory step-up expense(7)	1,572	—	—	—	—	—	—
Amortization of debt discount and deferred financing costs(8)	—	—	—	—	1,308	—	—
Gain on sale of asset(9)	—	—	—	(2,000)	—	—	—
Share-based compensation(10)	3,141	9,395	47,735	—	—	—	—
Depreciation(11)	130	588	5,969	—	—	—	—
Income tax effect on pre-tax non-GAAP adjustments(12)	—	—	—	—	—	—	(21,354)

Total of non-GAAP adjustments	94,154	10,236	73,079	(2,000)	1,308	(2,437)	(21,354)

Non-GAAP	$(125,804)	$(139,799)	$(361,046)	$—	$(10,790)	$1,746	$(29,535)

Horizon Therapeutics plc

Certain Income Statement Line Items - Non-GAAP Adjusted

For the Three Months Ended June 30, 2022 (Unaudited)

(in thousands)

	Cost of Goods	Research &	Selling, General	Impairment of	Interest	Other (Expense)	Income Tax
	Sold	Development	& Administrative	goodwill	Expense, net	Income, net	Expense
GAAP as reported	$(230,216)	$(103,246)	$(398,221)	$(56,171)	$(21,409)	$(2,389)	$(3,813)
Non-GAAP Adjustments:
Acquisition/divestiture-related costs(1)	(119)	—	1,142	—	—	—	—
Loss on equity security investments(3)	—	—	—	—	—	438	—
Restructuring and realignment costs(4)	—	804	449	—	—	—	—
Manufacturing facility start-up costs(5)	—	—	1,582	—	—	—	—
Amortization and step-up:
Intangible amortization expense(6)	90,439	—	896	—	—	—	—
Inventory step-up expense(7)	17,362	—	—	—	—	—	—
Amortization of debt discount and deferred financing costs(8)	—	—	—	—	2,327	—	—
Share-based compensation(10)	2,294	6,742	36,113	—	—	—	—
Depreciation(11)	55	267	5,769	—	—	—	—
Impairment of goodwill(13)	—	—	—	56,171	—	—	—
Income tax effect on pre-tax non-GAAP adjustments(12)	—	—	—	—	—	—	(29,919)

Total of non-GAAP adjustments	110,031	7,813	45,951	56,171	2,327	438	(29,919)

Non-GAAP	$(120,185)	$(95,433)	$(352,270)	$—	$(19,082)	$(1,951)	$(33,732)

Horizon Therapeutics plc

Certain Income Statement Line Items - Non-GAAP Adjusted

For the Six Months Ended June 30, 2023 (Unaudited)

(in thousands)

	Cost of Goods Sold	Research & Development	Selling, General & Administrative	Gain on sale of asset	Interest Expense, net	Other Income (Expense), net	Income Tax Benefit (Expense)
GAAP as reported	$(428,521)	$(284,183)	$(887,479)	$2,000	$(27,638)	$2,840	$27,301
Non-GAAP Adjustments:
Acquisition/divestiture-related costs(1)	20	—	713	—	—	—	—
Transaction-related costs(2)	—	—	26,323	—	—	—	—
Gain on equity security investments(3)	—	—	—	—	—	(2,789)	—
Restructuring and realignment costs(4)	—	50	2,626	—	—	—	—
Manufacturing facility start-up costs(5)	—	—	5,372	—	—	—	—
Amortization and step-up:
Intangible amortization expense(6)	177,537	—	675	—	—	—	—
Inventory step-up expense(7)	31,315	—	—	—	—	—	—
Amortization of debt discount and deferred financing costs(8)	—	—	—	—	2,779	—	—
Gain on sale of asset(9)	—	—	—	(2,000)	—	—	—
Share-based compensation(10)	5,803	18,561	94,027	—	—	—	—
Depreciation(11)	178	971	11,784	—	—	—	—
Income tax effect on pre-tax non-GAAP adjustments(12)	—	—	—	—	—	—	(81,297)

Total of non-GAAP adjustments	214,853	19,582	141,520	(2,000)	2,779	(2,789)	(81,297)

Non-GAAP	$(213,668)	$(264,601)	$(745,959)	$—	$(24,859)	$51	$(53,996)

Horizon Therapeutics plc

Certain Income Statement Line Items - Non-GAAP Adjusted

For the Six Months Ended June 30, 2022 (Unaudited)

(in thousands)

	Cost of Goods Sold	Research & Development	Selling, General & Administrative	Impairment of goodwill	Interest Expense, net	Other (Expense) Income, net	Income Tax Benefit (Expense)
GAAP as reported	$(445,278)	$(206,378)	$(770,955)	$(56,171)	$(42,665)	$(3,131)	$27,709
Non-GAAP Adjustments:
Acquisition/divestiture-related costs(1)	(1,423)	2,000	2,035	—	—	—	—
Loss on equity security investments(3)	—	—	—	—	—	5,084	—
Restructuring and realignment costs(4)	—	804	986	—	—	—	—
Manufacturing facility start-up costs(5)	—	—	2,389	—	—	—	—
Amortization and step-up:
Intangible amortization expense(6)	179,164	—	1,431	—	—	—	—
Inventory step-up expense(7)	44,563	—	—	—	—	—	—
Amortization of debt discount and deferred financing costs(8)	—	—	—	—	3,904	—	—
Impairment of goodwill(13)	—	—	—	56,171	—	—	—
Share-based compensation(10)	4,471	15,720	72,258	—	—	—	—
Depreciation(11)	111	493	11,339	—	—	—	—
Income tax effect on pre-tax non-GAAP adjustments(12)	—	—	—	—	—	—	(97,131)

Total of non-GAAP adjustments	226,886	19,017	90,438	56,171	3,904	5,084	(97,131)

Non-GAAP	$(218,392)	$(187,361)	$(680,517)	$—	$(38,761)	$1,953	$(69,422)

NOTES FOR CERTAIN INCOME STATEMENT LINE ITEMS - NON-GAAP

1.	Primarily represents transaction and integration costs, including, advisory, legal, consulting and certain employee-related costs, incurred in connection with our acquisitions and divestitures.

2.

Primarily represents transaction-related costs, including, advisory, legal, consulting and field-based employee retention costs, incurred in connection with the transaction with Amgen. The legal costs include costs incurred in responding to the FTC’s second request and subsequent lawsuit seeking to enjoin the transaction.

3.

We held investments in equity securities with readily determinable fair values of $9.8 million and $8.1 million as of June 30, 2023 and 2022, respectively, which are included in other long-term assets in the condensed consolidated balance sheet. For the three and six months ended June 30, 2023, we recognized net unrealized gains of $2.4 million and $2.8 million, respectively, due to the change in fair value of these securities.

4.

Primarily represents severance and consulting costs related to the wind down of our former inflammation business during 2022 and rent and maintenance charges as a result of vacating the leased Lake Forest office in the first quarter of 2021.

5.

During the three months ended June 30, 2023 and 2022, we recorded $1.9 million and $1.6 million, respectively, and $5.4 million and $2.4 million for the six months ended June 30, 2023 and 2022, respectively, of manufacturing facility start-up costs related to our drug product biologics manufacturing facility in Waterford, Ireland.

6.	Intangible amortization expenses are primarily associated with our developed technology related to TEPEZZA, KRYSTEXXA, RAVICTI, UPLIZNA, PROCYSBI, ACTIMMUNE, RAYOS and BUPHENYL.

7.

During the three and six months ended June 30, 2023, we recognized in cost of goods sold $1.6 million and $31.3 million, respectively, for inventory step-up expense related to UPLIZNA inventory revalued in connection with the Viela Bio, Inc. acquisition. We recorded $17.4 million and $44.6 million of UPLIZNA inventory step-up expense in cost of goods sold during the three and six months ended June 30, 2022, respectively. Because inventory step-up expense is related to an acquisition, will not continue indefinitely and has a significant effect on our gross profit, gross margin percentage and net income for all affected periods, we exclude inventory step-up expense from our non-GAAP financial measures.

8.	Represents amortization of debt discount and deferred financing costs associated with our debt.

9.

During the six months ended June 30, 2023, gain on sale of asset represents a $2.0 million contingent consideration payment related to the sale of MIGERGOT in 2019. The contingent consideration payment was triggered during the second quarter of 2023 and it was received in July 2023.

10.	Represents share-based compensation expense associated with restricted stock unit and performance stock unit grants to our employees and non-employee directors, and our employee share purchase plan.

11.	Represents depreciation expense related to our property, plant, equipment, software and leasehold improvements.

12.

Income tax adjustments on pre-tax non-GAAP adjustments represent the estimated income tax impact of each pre-tax non-GAAP adjustment based on the statutory income tax rate of the applicable jurisdictions for each non-GAAP adjustment.

13.

Our interim goodwill impairment test in the second quarter of 2022 indicated an impairment which represented the difference between the estimated fair value of the former inflammation reporting unit and its carrying value. As a result, we recognized an impairment charge of $56.2 million in June 2022 representing the full amount of goodwill for the former inflammation reporting unit.